SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 7, 2003

(Date of Report)

Asconi Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-23712	91-1395124
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1211 Semoran Boulevard, Suite 141, Casselberry, FL 32707

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (407) 679-9463

Item 5. Other Events and Required FD Disclosure.

On October 6, 2003, Asconi Corporation announced in a press release the projected fiscal 2003 revenues and earnings per share guidance. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro forma Financial Information, and Exhibits.

(c)	Exhibits.

The following exhibit is including with this Report:

Exhibit 99.1:	Press Release dated October 6, 2003 regarding Asconi Corporation announcing the projected fiscal 2003 revenues and earnings per share guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asconi Corporation

Date: October 7, 2003	By: /s/ Constantin Jitaru
Constantin Jitaru President and Chief Executive Officer

Exhibit Index

No.	Description
99.1	Press Release dated October 6, 2003